UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2013

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on May 1, 2013 and the results of such voting are set forth below:

Proposal 1: Election of eight directors to serve until the 2014 Annual Meeting of Stockholders of the Company:

Name of Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
Richard E. Belluzzo	159,893,700	4,714,447	35,754	27,477,234
James V. Diller, Sr.	159,568,170	5,040,237	35,494	27,477,234
Michael R. Farese	159,511,691	5,095,518	36,692	27,477,234
Jonathan J. Judge	158,983,042	5,624,080	36,779	27,477,234
Michael A. Klayko	163,331,978	1,276,192	35,731	27,477,234
William H. Kurtz	160,175,564	4,432,387	35,950	27,477,234
Gregory S. Lang	160,162,855	4,439,152	41,894	27,477,234
Richard N. Nottenburg	162,998,164	1,609,697	36,040	27,477,234

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Deloitte LLP as the Company’s independent auditors:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
190,186,903	1,839,741	94,491	27,477,234

Proposal 2 was approved.

Proposal 3: Approval, in a non-binding vote, of the compensation of the Company’s named executive officers as described in the proxy statement:

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
163,132,913	1,455,088	55,900	27,477,234

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia
Vice President, General Counsel, Corporate Secretary

Date: May 2, 2013

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